QUAKER CITY BANCORP, INC.
COMPUTATION OF EARNINGS PER SHARE



                                                      THREE MONTHS ENDED    THREE MONTHS ENDED
                                                        SEPTEMBER 30,          SEPTEMBER 30,
                                                             1996                  1996
                                                      ------------------    ------------------

A      Average Common Shares Outstanding                       3,636,661             3,715,117
                                                      ------------------    ------------------

       Common Share Equivalents (1):
B      Average Stock Options Outstanding                              --               398,825
                                                      ------------------    ------------------
C      Average Option Exercise Price                         $      7.50            $     7.50
                                                      ------------------    ------------------
D      Exercise Proceeds [ B x C ]                                    --            $2,991,188
                                                      ------------------    ------------------

E      Average Market Price in Period                                 __            $    13.10
                                                      ------------------    ------------------
F      Shares Repurchased At Market Price [ D / E ]                   --               228,335
                                                      ------------------    ------------------
G      Increase in Common Shares [ B - F ]                            --               170,490
                                                      ------------------    ------------------
H      Shares Outstanding and Equivalents [ A + G ]            3,636,661             3,885,607
                                                      ==================    ==================

I      Net earnings (loss) for Period                        $(1,267,000)           $  775,000
                                                      ==================    ==================

       Earnings (loss) Per Share [ I /H ]                         $(0.35)           $     0.20
                                                      ==================    ==================

       Market Price at end of period                         $     14.50            $    14.00
                                                      ==================    ==================

 (1)  Common share equivalents are not included when anti-dilutive.



                                  EXHIBIT 11.1